UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                  Amendment #1

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 8, 2004

                     INTERNATIONAL CARD ESTABLISHMENT, INC.
             ______________________________________________________
             (Exact name of Registrant as specified in its Charter)



            DELAWARE                   000-33129              95-4581903
____________________________          ____________       ______________________
(State or Other Jurisdiction          (Commission            (IRS Employer
       of Incorporation)              File Number)       Identification Number)


            300 Esplanade Drive, Suite 1950, Oxnard, California 93030
            _________________________________________________________
                    (Address of Principal Executive Offices)

         Registrant's telephone number, including area code 800-400-0206

                                   Copies to:
                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

SECTION 1 -       REGISTRANT'S BUSINESS AND OPERATIONS
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See below.

SECTION 2 - FINANCIAL INFORMATION
ITEM 2.01 COMPLETION OF ACQUISITION

Effective September 8, 2004, International Card Establishment, Inc. ("ICRD"), ICE Sub, Inc. ("SUB") and NEOS Merchant Solutions, Inc. ("NEOS") finalized an Agreement and Plan of Merger ("Merger").

STRUCTURE

NEOS merged with and into SUB, a wholly-owned subsidiary of ICRD. As a result of the merger, each share of NEOS capital stock outstanding was converted into the right to receive common shares of ICRD.

MERGER CONSIDERATION

The merger consideration issued to NEOS stockholders is as follows:

$500,000 in cash was received at closing;
$500,000 promissory note due and payable on January 1, 2005;
$1,500,000 promissory note due and payable on January 1, 2006;
5,000,000 shares of common stock of ICRD; and $1,000,000 assumption of liabilities

The above-referenced promissory notes bear 8% interest and are convertible at the option of the holder into shares of common stock of ICRD at a 25% discount of the average closing price for the 20 days prior to conversion. The above-referenced promissory note that is due in 2006 will be off-set to the extent the NEOS liabilities are greater than $1,000,000.

ADDITIONAL AGREEMENTS

         LOCK-UP AGREEMENT. As a condition to closing, each officer and director of ICRD entered into a lock-up agreement prohibiting the sale or transfer such officer's or director's pro-rata share of a number of ICRD common shares equal to the number of ICRD common shares being paid as part of the merger. ICRD common shares subject to a lock-up agreement will not be alienable for a period of time equal to the length of time the Securities Act restricts the transfer of ICRD common shares received as part of the merger

         ASSUMPTION OF LIABILITIES. As a condition to closing, ICRD assumed certain outstanding liabilities of NEOS for an amount not to exceed one million dollars ($1,000,000) in the aggregate. Any liabilities of NEOS in excess of the one million dollar ($1,000,000) limit, including in such calculation the difference between the amount of the account payables minus the amount of account receivables of NEOS, shall be paid in full and discharged from the NEOS' financial statements; PROVIDED, HOWEVER, that where the amount of NEOS' account receivables is greater than the amount of NEOS' account payables, the surplus of the difference between NEOS' account receivables minus NEOS' account payables shall be deducted from the calculation of liabilities of NEOS in excess of the one million dollar ($1,000,000) cap.

         PROXY AGREEMENT. As a condition to closing, ICRD and NEOS stockholders entered into a proxy agreement pursuant to which Hugh Wain Swapp was appointed as the proxy holder, one (1) person designated by NEOS (initially the proxy holder) shall be appointed as a director of the board of directors of ICRD and ICRD common shares subject to the proxy agreement shall vote as a director of ICRD a person nominated by holders of a majority of the ICRD common shares subject to the proxy agreement.

         HUGH WAIN SWAPP. Mr. Swapp is a processing executive, and started NEOS in the spring of 2002. He is the CEO and founder of Neos Merchant Solutions. He has sales, marketing and portfolio-building executive positions with most of the major players in the processing industry.. He is primarily responsible for the day-to-day operations of NEOS, and the sales distribution channels. Prior to joining NEOS, Mr. Swapp was the President of E-Commerce Processing (ECP), a leader in the private label smart card industry. Prior to joining ECP, he was the National Vice President of Sales for three years at Lynk Systems, where he opened 37 offices and built a portfolio of more than 70,000 merchants generating $3.5 billion in sales volume. Prior to joining Lynk, he was the National Director of Sales at Deluxe Data, where he built a portfolio of $2.5 billion with more than 65,000 merchant accounts. Prior to joining Deluxe, he developed and implemented a regional sales program for PMT Services, and spent four years as a Regional Manager with Nabanco, where he was instrumental in taking that company from start-up to more than a $3.0 billion portfolio over that period. Prior to joining Nabanco, Mr. Swapp founded and built a successful credit card VAR in 1987, growing his company to seven offices in three years.

         LICENSE AGREEMENT. As a condition to closing, ICRD and NEOS Liquidating, LLC, a California limited liabilities company ("Trust") entered into a license agreement pursuant to which ICRD and SUB granted to the Trust a world-wide, exclusive (for uses that do not compete with the business of ICE), perpetual license to all intellectual properties owned by NEOS immediately prior to the Merger. The Trust shall be entitled, subject to certain restrictions in the license agreement, to sublicense any of the intellectual property thereunder to third parties.

         REGISTRATION RIGHTS AGREEMENT. As a condition to closing, ICRD and NEOS stockholders entered into a registration rights agreement, pursuant to which NEOS stockholders were granted registration rights and will be able to registered the ICRD common shares held by them if certain conditions thereunder are fulfilled.

REPRESENTATIONS AND WARRANTIES

         REPRESENTATIONS AND WARRANTIES OF ICRD. The Merger Agreement includes standard representations and warranties by ICRD and SUB to NEOS. Please see the representations and warranties of ICRD and SUB in the following sections of the Merger Agreement:

         3.1      Organization;

         3.2      Capitalization;

         3.3      Financial Statements;

         3.4      Changes in Financial Condition;

         3.5      Authority; No Violation;

         3.6      Consents and Approvals;

         3.7      Minute Book;

         3.8      Litigation; Claims;

         3.9      Taxes and Reports;

         3.10     Compliance with Laws and Regulations;

         3.11     No Broker;

         3.12     Valid Issuance of ICE Common Shares;

         3.13     SEC Filings;

         3.14     Information Supplied by ICE and ICE Sub;

         3.15     Material Misstatements and Omissions; and

         3.16     Reorganization Treatment.

         REPRESENTATIONS AND WARRANTIES OF NEOS. The Merger Agreement also includes standard representations and warranties by NEOS to ICRD and SUB. Please see the representations and warranties of NEOS in the following sections of the Merger Agreement:

         4.1      Organization;

         4.2      Capitalization;

         4.3      Authority;

         4.4      NEOS Financial Statements;

         4.5      NEOS Material Adverse Effect;

         4.6      Title to Assets;

         4.7      All Patent/License Rights;

         4.8      Contracts/Other Rights;

         4.9      Effect of Agreement;

         4.10     Personal Property;

         4.11     Minute Book;

         4.12     Litigation; Claims;

         4.13     Taxes and Reports;

         4.14     Personnel;

         4.15     Compliance with Laws and Regulations;

         4.16     Leases; and

         4.17     Nature of Representation.

GOVERNING LAW

         The Merger Agreement is governed by California law.


DIRECTORS AND OFFICERS OF SUB (SURVIVING COMPANY).

Hugh Wain Swapp, Charles A.P. Christianson and William Lopshire were appointed to the board of directors of SUB. The officers of NEOS prior to the merger are the officers of SUB.

NEOS BUSINESS.

ICRD will be the sole shareholder of SUB and will cause SUB to (i) continue NEOS's historic business or (ii) use in business a significant portion of NEOS's historic business assets.

NEOS is a full service payment processing company offering a turnkey solution for retail merchants. NEOS offers custom application development, electronic payment processing, card personalization services, terminal integration & deployment, and customer support. As an application developer, NEOS has developed a variety of scalable smart card and magnetic strip card applications utilizing all the elements of stored value and frequency and/or loyalty card programs and services. NEOS integrates its proprietary software to many point-of-service terminal and cash register interfaces. In addition, NEOS offers internet-based transaction collection and database reporting system.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of business acquired. a. See attached.

(b)      Pro forma financial information. a. See attached.

(c)      Exhibits
         2.1      Agreement and Plan of Merger*
         4.1      $500,000 promissory note due January 1, 2005*
         4.2      $1,500,000 promissory note due January 1, 2006*
         10.1     Form of Lock-up Agreement*
         10.2     License Agreement*
         10.3     Piggyback Registration Rights Agreement*

         * Previously filed.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          INTERNATIONAL CARD ESTABLISHMENT, INC.




DATE:  OCTOBER 20, 2004                   By: /s/ WILLIAM LOPSHIRE
                                              ___________________________
                                                  William Lopshire
                                                  Chief Executive Officer

                                               CONSOLIDATED FINANCIAL STATEMENTS







                                                   NEOS MERCHANT SOLUTIONS, INC.


                                                             [LOGO APPEARS HERE]








                               FOR THE YEAR ENDED DECEMBER 31, 2003, AND FOR THE
                    PERIOD FROM INCEPTION MAY 21, 2002 THROUGH DECEMBER 31, 2002

                          NEOS MERCHANT SOLUTIONS, INC.

                                TABLE OF CONTENTS

                FOR THE YEAR ENDED DECEMBER 31, 2003, AND FOR THE
          PERIOD FROM INCEPTION MAY 21, 2002 THROUGH DECEMBER 31, 2002



                                                                 PAGE

INDEPENDENT AUDITORS' REPORT

CONSOLIDATED FINANCIAL STATEMENTS

   Consolidated Balance Sheets                                     2

   Consolidated Statements of Operations                           4

   Consolidated Statements of Stockholders' Equity                 5

   Consolidated Statements of Cash Flows                           6

   Notes to Consolidated Financial Statements                      8

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
Neos Merchant Solutions, Inc.

We have audited the accompanying consolidated balance sheets of Neos Merchant Solutions, Inc. (the "Company") as of December 31, 2003, and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2003, and for the period from inception, May 21, 2002 through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2003, and 2002, and the consolidated results of its operations and its cash flows for the year ended December 31, 2003, and for the period from inception, May 21, 2002 through December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.



                                                       HASKELL & WHITE LLP

May 20, 2004

                          NEOS MERCHANT SOLUTIONS, INC.

                          CONSOLIDATED BALANCE SHEETS

                          DECEMBER 31, 2003, AND 2002

                                     ASSETS


                                                      2003           2002
                                                   __________      _________
CURRENT ASSETS
   Cash                                            $  186,964      $ 109,690
   Accounts receivable, net of allowance for
      doubtful accounts of $2,606 and $0,
      respectively                                    194,644         27,977
   Inventories, net                                    52,383         44,807
   Due from employees (Note 2)                         55,757         75,900
   Prepaid expenses and other current assets           16,474         10,919
                                                   __________      _________

         Total current assets                         506,222        269,293

PROPERTY AND EQUIPMENT, NET                           169,128        174,751

PURCHASED SOFTWARE, NET (NOTE 9)                      568,279              -
                                                   __________      _________

         Total assets                              $1,243,629      $ 444,044
                                                   ==========      =========



          See accompanying notes to consolidated financial statements.

                         NEOS MERCHANT SOLUTIONS, INC.

                           DECEMBER 31, 2003, AND 2002


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                                                           2003         2002
                                                        __________    _________

CURRENT LIABILITIES
   Accounts payable                                    $   213,418    $  69,109
   Accrued expenses (Note 2)                               412,021       64,027
   Notes payable, current portion (Note 6)                 298,953       73,005
                                                       ___________    _________

         Total current liabilities                         924,392      206,141

NOTES PAYABLE, NET OF CURRENT PORTION (NOTE 6)             177,065        5,854
                                                       ___________    _________
         Total liabilities                               1,101,457      211,995
                                                       ___________    _________

COMMITMENTS AND CONTINGENCIES (NOTES 2, 6, 7 AND 8)

STOCKHOLDERS' EQUITY (NOTE 7)
   Convertible preferred stock, $.0001 par value;
      1,000,000 shares authorized:
      Series A, 600,000 shares issued and outstand-
         ing in 2003 and 2002, liquidation value of
         approximately $664,000 and $615,000,
         respectively                                           60           60
      Series A-1, 148,319 shares issued and out-
         standing in 2003, liquidation value of
         approximately $184,000                                 15            -
      Series B, 178,959 shares issued and outstand-
         ing in 2003, liquidation value of
         approximately $723,000                                 18            -
   Common stock, $.0001 par value; 2,000,000 shares
      authorized; 453,745 shares and 400,000 shares
      issued and outstanding in 2003 and 2002,
      respectively                                              45           40
   Deferred compensation                                  (166,001)           -
   Additional paid-in capital                            1,688,467      600,300
   Accumulated deficit                                  (1,380,432)    (368,351)
                                                       ___________    _________

         Total stockholders' equity                        142,172      232,049
                                                       ___________    _________

         Total liabilities and stockholders' equity    $ 1,243,629    $ 444,044
                                                       ===========    =========


          See accompanying notes to consolidated financial statements.


                         NEOS MERCHANT SOLUTIONS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                FOR THE YEAR ENDED DECEMBER 31, 2003, AND FOR THE
          PERIOD FROM INCEPTION, MAY 21, 2002 THROUGH DECEMBER 31, 2002


                                                               2003              2002
                                                           ____________       __________

REVENUES, NET                                              $  2,389,924       $  140,967

COST OF SALES                                                 1,472,445           88,048
                                                           ____________       __________

        Gross Profit                                            917,479           52,919
                                                           ____________       __________

OPERATING EXPENSES
        Payroll related costs                                 1,256,737          237,946
        Selling, general and administrative expenses            489,773          121,378
        Professional service fees                               173,784           61,818
                                                           ____________       __________

                Total operating expenses                      1,920,294          421,142
                                                           ____________       __________

OPERATING LOSS                                               (1,002,815)        (368,223)
                                                           ____________       __________

        Interest expense                                         (9,266)            (128)
                                                           ____________       __________

NET LOSS                                                   $ (1,012,081)      $ (368,351)
                                                           ============       ===========


          See accompanying notes to consolidated financial statements.



                         NEOS MERCHANT SOLUTIONS, INC.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                FOR THE YEAR ENDED DECEMBER 31, 2003, AND FOR THE
          PERIOD FROM INCEPTION, MAY 21, 2002 THROUGH DECEMBER 31, 2002


                                               Series A               Series A-1             Series B
                                            Preferred Stock        Preferred Stock        Preferred Stock           Common Stock
                                           __________________     __________________     __________________      __________________
                                           Shares      Amount     Shares      Amount     Shares      Amount      Shares      Amount
                                           _______     ______     ______      ______     _______     ______      _______     ______


BALANCE, May 21, 2002                            -      $  -            -      $  -            -      $  -             -      $  -

Common stock issued to founders                  -         -            -         -            -         -       400,000        40

Preferred stock issued in connection
   with private placement                  600,000        60            -         -            -         -             -         -

Net loss for the period ended
   December 31, 2002                             -         -            -         -            -         -             -         -
                                           _______      ____      _______      ____      _______      ____       _______      ____
BALANCE, December 31, 2002                 600,000        60            -         -            -         -       400,000        40

Preferred stock issued in exchange for
   cancellation of notes payable                 -         -      125,000        13            -         -             -         -

Preferred stock issued in connection
   with private placement                        -         -       23,319         2      178,959        18             -         -

Common stock issued for
   services to be provided                       -         -            -         -            -         -        53,745         5

Amortization of deferred
   compensation                                  -         -            -         -            -         -             -         -

Net loss for the year ended
   December 31, 2003                             -         -            -         -            -         -             -         -
                                           _______      ____      _______      ____      _______      ____       _______      ____
BALANCE, December 31, 2003                 600,000      $ 60      148,319      $ 15      178,959      $ 18       453,745      $ 45
                                           =======      ====      =======      ====      =======      ====       =======      ====


          See accompanying notes to consolidated financial statements.



                         NEOS MERCHANT SOLUTIONS, INC.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                FOR THE YEAR ENDED DECEMBER 31, 2003, AND FOR THE
          PERIOD FROM INCEPTION, MAY 21, 2002 THROUGH DECEMBER 31, 2002

                                  (CONTINUED)

                                                            Additional                         Total
                                             Deferred        Paid-in       Accumulated     Stockholders'
                                           Compensation      Capital         Deficit          Equity
                                           ____________     __________     ___________     _____________

BALANCE, May 21, 2002                       $       -       $        -     $         -      $         -

Common stock issued to founders                     -              360               -              400

Preferred stock issued in connection
   with private placement                           -          599,940               -          600,000

Net loss for the period ended
   December 31, 2002                                -                -        (368,351)        (368,351)
                                            _________       __________     ___________      ___________
BALANCE, December 31, 2002                          -          600,300        (368,351)         232,049

Preferred stock issued in exchange for
   cancellation of notes payable                    -          149,987               -          150,000

Preferred stock issued in connection
   with private placement                           -          727,962               -          727,982

Common stock issued for
   services to be provided                   (209,686)         210,218               -              537

Amortization of deferred
   compensation                                43,685                -               -           43,685

Net loss for the year ended
   December 31, 2003                                -                -      (1,012,081)      (1,012,081)
                                            _________       __________     ___________      ___________

BALANCE, December 31, 2003                  $(166,001)      $1,688,467     $(1,380,432)     $   142,172
                                            =========       ==========     ===========      ===========




                         NEOS MERCHANT SOLUTIONS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE YEAR ENDED DECEMBER 31, 2003, AND FOR THE
          PERIOD FROM INCEPTION, MAY 21, 2002 THROUGH DECEMBER 31, 2002


                                                                              2003              2002
                                                                           ___________        _________

CASH FLOWS FROM OPERATING ACTIVITIES
        Net Loss                                                           $(1,012,081)       $(368,351)
        Adjustments to reconcile net loss to net cash
                used by operating activities:
                Provision for inventory obsolescence                             5,000                -
                Provision for uncollectible receivables                          2,606                -
                Depreciation and amortization expense                           75,523            7,333
                Amortization of deferred compensation                           43,685                -
        Increase (decrease) from changes in:
                Accounts receivable                                           (169,273)         (27,977)
                Inventories                                                    (12,576)         (44,807)
                Due from employees                                              15,180          (75,500)
                Prepaid expenses and other current assets                       (5,555)         (10,919)
                Accounts payable                                               144,309           69,109
                Accrued expenses                                               347,994           64,027
                                                                           ___________        _________
                        Net cash used by operating activities                 (565,188)        (387,085)
                                                                           ___________        _________

CASH FLOWS FROM INVESTING ACTIVITIES
        Acquisition of property and equipment                                  (45,192)        (173,497)
                                                                           ___________        _________

                        Net cash used by investing activities                  (45,192)        (173,497)
                                                                           ___________        _________

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from notes payable                                            100,000          115,000
        Payments on notes payable                                             (140,328)         (44,728)
        Proceeds from the issuance of preferred stock                          727,982          600,000
                                                                           ___________        _________

                        Net cash provided by financing activities              687,654          670,272
                                                                           ___________        _________


          See accompanying notes to consolidated financial statements.


                          NEOS MERCHANT SOLUTIONS, INC.

                FOR THE YEAR ENDED DECEMBER 31, 2003, AND FOR THE
          PERIOD FROM INCEPTION, MAY 21, 2002 THROUGH DECEMBER 31, 2002


                                                          2003           2002
                                                        ________       ________

NET INCREASE IN CASH                                      77,274        109,690

CASH, BEGINNING OF PERIOD                                109,690              -
                                                        ________       ________

CASH, END OF PERIOD                                     $186,964       $109,690
                                                        ========       ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for:

   Interest                                             $  5,310       $    127
                                                        ========       ========

   Income taxes                                         $    800       $    800
                                                        ========       ========

NONCASH INVESTING AND FINANCING ACTIVITIES

Notes payable issued in connection with acquisition
of Smart Systems and Solutions, Inc. (Note 9)           $592,987       $      -
                                                        ========       ========

Common stock issued for services to be provided         $209,681       $      -
                                                        ========       ========

Series A Preferred Stock issued in exchange for
cancellation of notes payable                           $150,000       $      -
                                                        ========       ========
Amount due from employee forgiven in exchange for
cancellation of notes payable                           $  5,500       $      -
                                                        ========       ========
Amounts due from employees for common stock
issued                                                  $    537       $    400
                                                        ========       ========
Acquisition of property and equipment in exchange
for notes payable                                       $      -       $  8,587
                                                        ========       ========


          See accompanying notes to consolidated financial statements.

                          NEOS MERCHANT SOLUTIONS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2003, AND FOR THE
          PERIOD FROM INCEPTION, MAY 21, 2002 THROUGH DECEMBER 31, 2002


1.       NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF BUSINESS

         Neos Merchant Solutions, Inc. was incorporated on May 21, 2002 under the laws of the State of Nevada. On August 1, 2003, Neos Merchant Solutions, Inc. ("NEOS") acquired 100% of the outstanding stock of Smart Systems and Solutions, Inc. ("SSSI") (Note 9). NEOS and its wholly-owned subsidiary, SSSI (collectively, the "Company"), are in the business of distributing turnkey gift and loyalty processing systems. The Company also provides services for gift and loyalty program management as well as credit card processing services. "gift and loyalty" solutions are commonly referred to in the industry as "stored value" solutions.

         MANAGEMENT'S PLANS

         As of December 31, 2003, the Company had negative working capital of $418,170 and an accumulated deficit of $1,380,432, primarily due to operating losses incurred since the Company's recent inception. The Company has historically relied on private placement of common and preferred stock as a source of additional working capital and believes it would be able to obtain additional funds through equity sales if needed. A major stockholder of the Company has represented to the Company's management that he will continue to provide financial support required through at least December 31, 2004, if needed.

         PRINCIPLES OF CONSOLIDATION

         The accompanying consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America, include the accounts of Neos Merchant Solutions, Inc. and its wholly-owned subsidiary, SSSI, from the date of acquisition, August 1, 2003 (Note 9). All intercompany accounts and transactions have been eliminated in consolidation.

         MANAGEMENT ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          NEOS MERCHANT SOLUTIONS, INC.

                FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE
          PERIOD FROM INCEPTION, MAY 21, 2002 THROUGH DECEMBER 31, 2002


1.       NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

         REVENUE RECOGNITION AND CREDIT RISK

         The Company recognizes revenue for the sale of transaction processing systems upon legal transfer of title when the products are shipped to customers. The Company recognizes revenue from ongoing processing services in the month in which the services are provided. Revenues are presented net of actual and estimated returns and allowances. Although collateral is typically not required on accounts receivable, the Company reviews a potential customer's credit history before extending credit. The Company establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends and other information.

         CASH

         The Company considers all highly liquid investments with a maturity of three months or less, when acquired, to be cash equivalents. The Company had no cash equivalents as of December 31, 2003 and 2002.

         INVENTORIES

         Inventories are stated at the lower of cost or market, with cost being determined by the average cost method.

         PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost. The Company provides for depreciation over estimated useful lives ranging from three to seven years, using the straight-line method. Repairs and maintenance expenditures that do not significantly add value to property and equipment, or extend its useful life, are charged to expense as incurred. Gains and losses on dispositions of property and equipment are included in the operating results of the related period.

                          NEOS MERCHANT SOLUTIONS, INC.

                FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE
          PERIOD FROM INCEPTION, MAY 21, 2002 THROUGH DECEMBER 31, 2002


1.       NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

         PURCHASED SOFTWARE

         Purchase software is comprised primarily of the software acquired from, and the intellectual property rights for store valued systems developed by, SSSI (Note 9). Purchased software and related intellectual property rights are being amortized over an estimated useful life of ten years, using the straight-line method.

         LONG-LIVED ASSETS

         The Company accounts for the impairment and disposition of long-lived assets, including definite life intangible assets, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. Long-lived assets to be held are reviewed whenever events or changes in circumstances indicate that their carrying value may not be recoverable. As of December 31, 2003, no such indicators of impairment have been identified by management.

         INCOME TAXES

         The Company accounts for income taxes in accordance with SFAS No. 109, "ACCOUNTING FOR INCOME TAXES." Deferred income taxes are recognized based on the differences between financial statement and income tax bases of assets and liabilities, using the enacted statutory rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period, and the change during the period in deferred tax assets and liabilities.

         ACCOUNTING FOR STOCK-BASED COMPENSATION

         The Company utilizes the provisions of APB Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES," and related interpretations thereof, for recognizing stock-based compensation for employees, which includes members of the board of directors. Non-employee stock-based compensation is recorded at fair value in accordance with SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," and in accordance with the performance criteria of Emerging Issues Task Force ("EITF") 96-18.

                          NEOS MERCHANT SOLUTIONS, INC.

                FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE
          PERIOD FROM INCEPTION, MAY 21, 2002 THROUGH DECEMBER 31, 2002


1.       NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

         ACCOUNTING FOR STOCK-BASED COMPENSATION (CONTINUED)

         SFAS No. 123, as amended by SFAS No. 148 "ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE," requires the Company to disclose pro forma fair value information regarding options granted to its employees. SFAS No. 123 specifies that pro forma results be presented as if the Company accounted for its employee stock options using the fair value techniques prescribed by SFAS No. 123. The Company's calculations were made using the Black-Scholes option-pricing model with the following weighted average assumptions: no dividend yield, expected stock volatility of 99%, risk free interest rate of 0%, and an expected life of 1 year.

         Had compensation cost for employee stock options awarded under this plan been determined consistent with SFAS No. 123, the Company's net loss for the year ended December 31, 2003, and for the period from inception, May 21, 2002 through December 31, 2002 would have been as follows:

                                                    2003            2002
                                                 ___________      _________

     As reported                                 $(1,012,081)     $(368,351)
     Add: Stock-based compensation expense
        included in reported net loss per APB
        Opinion No. 25                                     -              -
     Deduct:  Total stock-based compensation
        determined under SFAS No. 123                (22,815)             -
                                                 ___________      _________
                                                 $(1,034,896)     $(368,351)
                                                 ===========      =========

                          NEOS MERCHANT SOLUTIONS, INC.

                FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE
          PERIOD FROM INCEPTION, MAY 21, 2002 THROUGH DECEMBER 31, 2002


1.       NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (CONTINUED)

         RECENT ACCOUNTING PRONOUNCEMENTS

         In December 2003, the Financial Accounting Standards Board ("FASB") issued a revision to Interpretation No. 46, "CONSOLIDATION OF VARIABLE INTEREST ENTITIES, AN INTERPRETATION OF ARB NO. 51" ("FIN 46R"). FIN 46R clarifies the application of ARB No. 51, "CONSOLIDATED FINANCIAL STATEMENTS," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support provided by any parties, including the equity holders. FIN 46R requires the consolidation of these entities, known as variable interest entities ("VIEs"), by the primary beneficiary of the entity. The primary beneficiary is the entity, if any, that will absorb a majority of the entity's expected losses, receive a majority of the entity's expected residual returns, or both. Among other changes, the revisions of FIN 46R (a) clarified some requirements of the original FIN 46, which had been issued in January 2003, (b) eased some implementation problems, and (c) added new scope exceptions. FIN 46 is effective for the Company's arrangements entered into after December 31, 2003, and will be applied to all arrangements entered into before that date (if any) during the fiscal year ended December 31, 2005. Management does not believe this recent pronouncement will impact its financial position or results of operations.

         In May 2003, the FASB issued SFAS No. 150, "ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY." Such statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires mandatory redeemable financial instruments to be classified within the liability section of the balance sheet. The statement is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the statement and still existing at the beginning of the interim period of adoption. Any such transaction entered into subsequent to May 15, 2003 is to be classified immediately within the liability section of the balance sheet. For non-public companies, SFAS No. 150 is effective for fiscal years beginning after December 15, 2003. Should the Company designate additional series of preferred stock as mandatorily redeemable shares, the Company will be required to present the stock issued as a liability to the Company.

                          NEOS MERCHANT SOLUTIONS, INC.

                FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE
          PERIOD FROM INCEPTION, MAY 21, 2002 THROUGH DECEMBER 31, 2002


2.       RELATED PARTY TRANSACTIONS

         DUE FROM EMPLOYEES

         As of December 31, 2003 and 2002, the Company was owed amounts from two employees, who are also stockholders, related to advances made against estimated reimbursable business expenses. Such amounts aggregated $20,841 and $1,664 and are included in "due from employees" in the accompanying consolidated balance sheets as of December 31, 2003 and 2002, respectively.

         In September 2002, the Company issued 400,000 shares of its common stock to founders in exchange for amounts due aggregating $400 (Note
         7). Additionally, in August 2003, the Company issued 53,745 shares of its common stock to two key employees in exchange for amounts due aggregating $537 (Note 7). Such amounts are included in "due from employees" as of December 31, 2003 and 2002.

         Amounts due from employees are not collateralized, do not bear interest and are not subject to formal repayment terms.

         ACCRUED EXPENSES

         As of December 31, 2003 and 2002, the Company was obligated to certain related parties, including employees, stockholders, and relatives of stockholders. Such obligations consist primarily of accrued consulting and salary costs and reimbursable business expenses. Included in "accrued expenses" as of December 31, 2003 and 2002 are the following amounts due to related parties:

                                                    2003             2002
                                                 ___________      _________

     Accrued consulting costs                    $   184,167      $  46,667
     Accrued salary costs                            108,600              -
     Reimbursable business expenses                   63,383         14,850
     Accrued interest                                  4,188              -
                                                 ___________      _________

                                                     360,338        61, 517
     Accrued expenses - unrelated parties             51,683          2,510
                                                 ___________      _________
                                                 $   412,021      $  64,027
                                                 ===========      =========

                          NEOS MERCHANT SOLUTIONS, INC.

                FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE
          PERIOD FROM INCEPTION, MAY 21, 2002 THROUGH DECEMBER 31, 2002


2.       RELATED PARTY TRANSACTIONS (CONTINUED)

         ACCRUED EXPENSES (CONTINUED)

         In September 2002, the Company entered into an 18 month consulting contract with a stockholder of the Company. Under the terms of the contract, the stockholder provided marketing and investor and public relation services in exchange for $12,500 per month. The contract was mutually terminated in November 2003. The Company incurred consulting expenses of $137,500 and $46,667 for the periods ended December 31, 2003 and 2002 which are included in "accrued expenses" as of December 31, 2003 and 2002.

         NOTES PAYABLE

         From time to time, employees and stockholders of the Company advance operating funds in exchange for notes payable bearing interest at 9% and 0% during 2003 and 2002, respectively. Such notes payable are generally due on demand and used as a means to access immediate working capital. During the periods ended December 31, 2003 and 2002, the Company received advances aggregating $100,000 and $115,000 with payments by the Company on related advances aggregating $20,500 and $44,500, respectively. In connection with these notes payable, the Company incurred interest expense aggregating $4,188 for the year ended December 31, 2003 which is included in "accrued expenses" as discussed above. In addition, the Company agreed to cancel $150,000 of notes payable in exchange for Series A-1 Preferred Stock (Note 7).

         In connection with the acquisition of SSSI, the Company issued non-interest bearing notes payable with a discounted present value aggregating $592,987 (Notes 6 and 9).

3.       INVENTORIES

         Inventories, net, consisted of the following at December 31:

                                                    2003             2002
                                                 ___________      _________

     Transaction processing equipment            $    43,145      $  37,187
     Programmable cards and other                     14,238          7,620
                                                 ___________      _________

                                                      57,383         44,807
     Reserve for obsolete inventories                 (5,000)             -
                                                 ___________      _________

                                                 $    52,383      $  44,807
                                                 ===========      =========

                          NEOS MERCHANT SOLUTIONS, INC.

                FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE
          PERIOD FROM INCEPTION, MAY 21, 2002 THROUGH DECEMBER 31, 2002


4.       PROPERTY AND EQUIPMENT

         Property and equipment, net, consisted of the following at December 31:

                                                    2003             2002
                                                 ___________      _________

     Processing system                           $   152,095      $ 130,000
     Card production equipment                        30,029         17,109
     Office furniture, equipment, other               45,152         34,975
                                                 ___________      _________

                                                     227,276        182,084
     Less accumulated depreciation                   (58,148)        (7,333)
                                                 ___________      _________
                                                 $   169,128      $ 174,751
                                                 ===========      =========

5.       INCOME TAXES

         The Company's net deferred tax assets at December 31, 2003 and 2002 consisted primarily of net operating losses. At December 31, 2003 and 2002, the Company provided a 100% valuation allowance for the tax effect of the net operating losses. As of December 31, 2003, the Company has net operating loss carryforwards aggregating approximately $1,160,000. Federal net operating losses can be carried back for five years, and remaining, unused carrybacks can be carried forward until at least 2022. State net operating losses begin to expire in 2012.

         For the year ended December 31, 2003, and for the period from inception, May 21, 2002 through December 31, 2002, the Company's provision for income taxes consisted solely of minimum state taxes of $800 for each period. Such amount is included in "general, selling and administrative expenses" in the accompanying consolidated statements of operations. No benefit for income taxes has been provided since all deferred tax assets have been fully reserved through the recording of a valuation allowance. The Company has provided the valuation allowance since management could not determine that it was "more likely than not" that the benefits of the deferred tax assets would be realized. Utilization of the Company's net operating losses in future periods will likely be limited under Section 382 of the Internal Revenue Code because of changes in ownership.

                          NEOS MERCHANT SOLUTIONS, INC.

                FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE
          PERIOD FROM INCEPTION, MAY 21, 2002 THROUGH DECEMBER 31, 2002


6.       NOTES PAYABLE


         Notes payable consisted of the following as of December 31:

                                                                                        2003          2002
                                                                                      _________     ________

         Note payable to employee in connection with the acquisition of SSSI
         (Note 9), uncollateralized, payable in 24 monthly installments of
         $15,000, including effective interest at 1.23%, due in July 2005.            $ 282,100     $      -

         Note payable to employee in connection with the acquisition of SSSI
         (Note 9), uncollateralized, payable in 24 monthly installments of
         $10,000, including effective interest at
         1.23%, due in July 2005.                                                       188,066            -

         Notes payable to financial institution, collateralized by related equipment, payable in monthly installments of $178 and $138, including interest at 16% each, due in September
         2005 and October 2005, respectively.                                             5,852        8,359

         Note payable to stockholder, uncollateralized and non-interest bearing,
         $50,000 cancelled in exchange for Series A-1 Preferred Stock (Note 7)
         with balance paid in
         March 2003.                                                                          -       65,000

         Note payable to employee, uncollateralized and non-interest bearing, offset in December 2003 against related amount due
         from employee.                                                                       -        5,500
                                                                                      _________     ________

                                                                                        476,018       78,859

         Less current portion                                                          (298,953)     (73,005)
                                                                                      _________     ________

                                                                                      $ 177,065     $  5,854
                                                                                      =========     ========



         Maturities of notes payable are as follows for the years ending December 31:

                    2004            $298,953
                    2005             177,065
                                    ________

                                    $476,018
                                    ========

                          NEOS MERCHANT SOLUTIONS, INC.

                FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE
          PERIOD FROM INCEPTION, MAY 21, 2002 THROUGH DECEMBER 31, 2002


7.       STOCKHOLDERS' EQUITY

         COMMON STOCK

         In September 2002, the Company issued 400,000 shares of its common stock to founders in exchange for amounts due aggregating $400. Such amount remains unpaid as of December 31, 2003 and 2002, and is included in "due from employees" in the accompanying consolidated balance sheets.

         In August 2003, the Company issued 53,745 shares of common stock to two key employees in exchange for amounts due aggregating $537, which remains unpaid as of December 31, 2003 and is included in "due from employees" in the accompanying consolidated balance sheet. The employees were former shareholders of SSSI (Note 9). The shares, while issued and outstanding, carry restrictions on transferability and are subject to recapture by the Company. The recapture provisions may be enacted by the Company in the event of employment terminations meeting certain criteria. The number of shares that may be recaptured reduces to zero over a two year period. In connection with this transaction, the Company estimated the fair value of the shares issued to be $210,218 and recorded the amount, less consideration due of $537, as deferred compensation which is being amortized over two years. For the year ended December 31, 2003, the Company recorded $43,685 of compensation expense related to the shares issued, with $166,001 to be amortized over the remaining service period.

         SERIES A CONVERTIBLE PREFERRED STOCK

         In September 2002, the Company sold 600,000 shares of Series A convertible preferred stock ("Series A") to a related party for $600,000 in cash. Series A is convertible, at any time, at the option of the holder, into such number of common shares determined by dividing the original issue price by the conversion price, subject to adjustment; currently a 5:6 ratio. The holders of Series A are entitled to vote with the holders of common stock on all matters submitted to a vote of the holders of common stock. Dividends on the Series A are cumulative at a rate of 8% per share per annum or, if greater, an amount equal to that paid on any other outstanding shares, payable when, as, and if declared by the Company. For the periods ended December 31, 2003 and 2002, no dividends were declared or paid by the Company and dividends in arrears approximated $64,000 as of December 31, 2003.

                          NEOS MERCHANT SOLUTIONS, INC.

                FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE
          PERIOD FROM INCEPTION, MAY 21, 2002 THROUGH DECEMBER 31, 2002


7.       STOCKHOLDERS' EQUITY (CONTINUED)

         SERIES A-1 CONVERTIBLE PREFERRED STOCK

         In August 2003, the Company sold a total of 23,319 shares of Series A-1 convertible preferred stock ("Series A-1") to a related party for $27,983 in cash. Also in August 2003, the Company issued 125,000 shares of Series A-1 in exchange for the cancellation of notes payable aggregating $150,000 (Notes 2 and 6). Series A-1 is convertible, at any time, at the option of the holder, into such number of common shares determined by dividing the original issue price by the conversion price, subject to adjustment; currently a 1:1 ratio. The holders of Series A-1 are entitled to vote with the holders of common stock on all matters submitted to a vote of the holders of common stock. Dividends on the Series A-1 are cumulative at a rate of 8% per share per annum or, if greater, an amount equal to that paid on any other outstanding shares, payable when, as, and if declared by the Company. For the year ended December 31, 2003, no dividends were declared or paid by the Company and dividends in arrears approximated $6,000 as of December 31, 2003.

         SERIES B CONVERTIBLE PREFERRED STOCK

         In September 2003, the Company sold 178,959 shares of Series B convertible preferred stock ("Series B") to investors (127,828 shares) and a related party (51,131 shares) for $699,999 in cash. Series B is convertible, at any time, at the option of the holder, into such number of common shares determined by dividing the original issue price by the conversion price, subject to adjustment; currently a 1:1 ratio. The holders of Series B are entitled to vote with the holders of common stock on all matters submitted to a vote of the holders of common stock. Dividends on the Series B are cumulative at a rate of 8% per share per annum or, if greater, an amount equal to that paid on any other outstanding shares, payable when, as, and if declared by the Company. For the year ended December 31, 2003, no dividends were declared or paid by the Company and dividends in arrears approximated $23,000 as of December 31, 2003.

                          NEOS MERCHANT SOLUTIONS, INC.

                FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE
          PERIOD FROM INCEPTION, MAY 21, 2002 THROUGH DECEMBER 31, 2002


7.       STOCKHOLDERS' EQUITY (CONTINUED)

         STOCK INCENTIVE PLAN

         In September 2002, the stockholders of the Company approved a Stock Incentive Plan (the "Plan"), which provides for the issuance of up to 120,000 shares of the Company's common stock. Options granted under the Plan are not exercisable until one year after they are issued, and expire ten years after the grant date. Related options generally vest 33% upon completion of each year of service and fully vest upon the attainment of 36 months of service.

         As of December 31, 2003, an aggregate of 50,000 stock options have been granted under the terms of the Plan, and 70,000 stock options are available for grant under the Plan.

         The following is a summary of transactions relating to the Plan for the year ended December 31, 2003, and for the period from inception, May 21, 2002 through December 31, 2002:


                                                              2003                      2002
                                                      ____________________      ____________________
                                                                  WEIGHTED                  WEIGHTED
                                                                   AVERAGE                   AVERAGE
                                                                  EXERCISE                  EXERCISE
                                                      SHARES        PRICE       SHARES        PRICE
                                                      ______      _________     ______      ________

     Options outstanding at beginning of period            -       $    -            -       $    -
     Granted                                          50,000         1.20            -            -
                                                      ______       ______       ______       ______

     Options outstanding at end of period             50,000       $ 1.20            -       $    -
                                                      ======       ======       ======       ======

     Range of exercise prices                                      $ 1.20                    $    -
                                                                   ======                    ======

     Options exercisable                              16,667       $ 1.20            -       $    -
                                                      ======       ======       ======       ======



         In accordance with APB No. 25, no compensation charges have been recognized with respect to stock options outstanding at December 31, 2003, as the exercise price of options granted to employees approximated the estimated fair value of the Company's common stock, as determined by the Company's board of directors on the grant date.

                          NEOS MERCHANT SOLUTIONS, INC.

                FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE
          PERIOD FROM INCEPTION, MAY 21, 2002 THROUGH DECEMBER 31, 2002


8.       COMMITMENTS AND CONTINGENCIES

         OPERATING LEASES

         The Company is engaged in various non-cancelable operating leases for office facilities and equipment. Under the related lease agreements, the Company is obligated to make monthly payments ranging from $55 to $7,800, with expiration dates through December 2007.

         Minimum future lease obligations for the five years immediately following the balance sheet date are as follows:

                2004                                          $119,767
                2005                                            42,727
                2006                                             4,467
                2007                                             1,949
                                                              ________

                Total future minimum lease commitments        $168,910
                                                              ========

         Rent expense for the year ended December 31, 2003, and for the period from inception, May 21, 2002 through December 31, 2002 was approximately $150,000 and $27,000, respectively.

         CASH CONCENTRATIONS

         The Company maintains cash balances in one account at a financial institution. The account at the institution is insured by the Federal Deposit Insurance Corporation up to $100,000. Management does not believe there is significant credit risk associated with this financial institution.

         SUPPLIER CONCENTRATIONS

         As of December 31, 2002, the Company has two suppliers that each accounted for at least 10% of inventory purchases. In the event of the loss of one of these suppliers, management believes that alternative suppliers would be available to the Company.

                          NEOS MERCHANT SOLUTIONS, INC.

                FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE
          PERIOD FROM INCEPTION, MAY 21, 2002 THROUGH DECEMBER 31, 2002


9.       ACQUISITION OF SSSI

         On August 1, 2003, the Company acquired 100% of the outstanding stock of Smart Systems and Solutions, Inc ("SSSI"). The Company paid total consideration of $592,987 to the stockholders of SSSI in the form of two separate 24-month non-interest bearing installment notes payable totaling $600,000, which were recorded at discounted present value using an effective interest rate of 1.23% (Note 6).

         SSSI designs and implements electronic transaction processing systems utilized to manage stored value programs. Prior to the acquisition, the Company's processing technology had been developed by, and purchased independently from, SSSI.

         At the acquisition date, SSSI had no significant tangible net assets. The allocation of $592,987 purchase price was 100% to intellectual property rights for stored value systems developed by SSSI, which is included in the accompanying December 31, 2003 consolidated balance sheet as "purchased software."

10.      SUBSEQUENT EVENTS

         In January 2004, the Company entered into an agreement with a nationally recognized franchisor to be the single provider of stored value services.

         In April 2004, the Company entered into a Letter of Intent ("LOI"), and related amendments thereto, with respect to the possible merger or business combination of the Company with International Card Establishment, Inc. ("ICRD"). The agreement contains certain binding and non-binding elements under which both parties shall make best efforts to evaluate whether to engage in a transaction to merge or combine the businesses.

                     INTERNATIONAL CARD ESTABLISHMENT, INC.
                        AND NEOS MERCHANT SOLUTIONS, INC.

                               UNAUDITED PRO FORMA
                         CONDENSED FINANCIAL STATEMENTS

                                  JUNE 30, 2004

On April 2004, the Company entered into a binding letter of intent ("Letter") with Neos Merchant Solutions, Inc. ("NMS"), a California corporation. NMS provides lease funding for equipment supplied by the Company to its customers, as well as numerous other unrelated merchant service providers. The Company will acquire all outstanding stock of NMS for $2,500,000 in cash and promissory notes, five million (5,000,000) shares of stock of ICE, and the assumption of one million dollars ($1,000,000) of debt of NEOS. It is the intention of the Company and NMS that the transaction constitutes a tax-free "reorganization" as defined in the Internal Revenue Code of 1986, as amended. The transaction closed September 13, 2004.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS, DECEMBER 31, 2003

The accompanying unaudited pro forma condensed combined statement of financial position combines the historical consolidated statement of financial position of International Card Establishment and the historical statement of financial position of Neos Merchant Solutions, Inc., Inc, giving effect to the acquisition as if it had been consummated on January 1, 2003. The accompanying unaudited pro forma condensed combined statement of income combines the historical consolidated statement of income of International Card Establishment and the historical statement of income of Neos Merchant Solutions, Inc., giving effect to the acquisition as if it had occurred on January 1, 2003.

The pro forma condensed combined financial statements may not be indicative of the actual results of operations that would have occurred had the acquisition been consummated on the dates indicated and there can be no assurance that the foregoing results will be obtained. In particular, the pro forma condensed combined financial statements are based on management's current estimates of the exchange agreement. The actual results may differ.

The Accompanying pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of the Company and Neos Merchant Solutions, Inc.


                          International Card Establishment, Inc. and Neos Merchant Solutions, Inc.
                                 Unaudited Pro Forma Condensed Combined Income Statements
                                          For the Year Ended December 31, 2003


                                                        HISTORICAL
                                             ________________________________
                                              INT'L CARD       NEOS MERCHANT         PRO FORMA
                                             ESTABLISHMENT    SOLUTIONS, INC.       ADJUSTMENTS       PRO FORMA
                                             _____________    _______________       ___________      ___________

Net Revenues                                  $ 1,192,582       $ 2,389,924         $         -      $ 3,582,506

Cost of revenues
         Commissions                          $   146,865       $         -         $         -      $   146,865
         Cost of sales                            252,628         1,472,445                            1,725,073
         Other                                     10,337                 -                   -           10,337
                                              ___________       ___________         ___________      ___________
                                              $   409,830       $ 1,472,445         $         -      $ 1,882,275
                                              ___________       ___________         ___________      ___________

Gross margin                                  $   782,752       $   917,479         $         -      $ 1,700,231

Operating, general and
         administrative expenses              $ 1,222,784       $ 1,844,771         $         -      $ 3,167,555
Depreciation and amortization                       1,213            75,523                   -           76,736
                                              ___________       ___________         ___________      ___________

         Net operating loss                   $  (541,245)      $(1,002,815)        $         -      $(1,544,060)

Non-operating expenses
         Interest expense                          (5,652)           (9,266)                  -          (14,918)
                                              ___________       ___________         ___________      ___________

Net loss, before taxes                        $  (546,897)      $(1,012,081)        $         -      $(1,558,978)

Provision for income taxes                       (114,000)                -         $         -         (114,000)

Net loss, before taxes                        $  (432,897)      $(1,012,081)        $         -      $(1,444,978)
                                              ===========       ===========         ===========      ===========

Net loss per share, basic and diluted         $     (0.02)      $     (2.40)        $         -      $     (0.06)
                                              ===========       ===========         ===========      ===========

Weighted average number of shares              19,529,486           422,443                   -       24,529,486
                                              ===========       ===========         ===========      ===========


                 International Card Establishment, Inc. and Neos Merchant Solutions, Inc.
                          Unaudited Pro Forma Condensed Combined Balance Sheets
                                            December 31, 2003

                                                        HISTORICAL
                                             ________________________________
                                              INT'L CARD       NEOS MERCHANT         PRO FORMA
                                             ESTABLISHMENT    SOLUTIONS, INC.       ADJUSTMENTS       PRO FORMA
                                             _____________    _______________       ___________      ___________

ASSETS

Current Assets
         Cash                                 $    12,408       $   186,964         $         -      $   199,372
         Accounts receivable, net                 160,914           194,644                   -          355,558
         Inventory                                 12,832            52,383                   -           65,215
         Other receivables                        233,016            55,757                   -          288,773
         Prepaid assets and deposits                8,347            16,474                   -           24,821
                                              ___________       ___________         ___________      ___________

         Total current assets                 $   427,517       $   506,222         $         -      $   933,739

Property and equipment, net                   $    18,095       $   169,128         $         -      $   187,223
Intangible assets, net                        $ 4,735,213       $   568,279         $         -      $ 5,303,492
Related party receivables                     $    44,967       $         -         $         -      $    44,967
Deferred tax assets                           $   114,000       $         -         $         -      $   114,000
                                              ___________       ___________         ___________      ___________


         Total assets                         $ 5,339,792       $ 1,243,629         $         -      $ 6,583,421
                                              ===========       ===========         ===========      ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
         Bank overdraft                       $   132,596       $         -         $         -      $   132,596
         Current maturities of long
            term debt                                   -           298,953                   -          298,953
         Accounts payable and
            accrued expenses                      753,446           625,439                   -        1,378,885
         Notes payable, related parties            78,650                 -                   -           78,650
         Related party payables                    65,000                 -                   -           65,000
         Officer payables                           5,000                 -                   -            5,000
                                              ___________       ___________         ___________      ___________

         Total current liabilities            $ 1,034,692       $   924,392         $         -      $ 1,959,084
                                              ___________       ___________         ___________      ___________


Long-Term Notes Payable                       $         -       $   177,065         $         -      $   177,065
Stockholders' Equity
         Preferred stock                      $         -       $        93 (1)     $       (93)     $         -
         Common stock                               6,315                45 (1)             (45)           6,315
         Common stock subscribed                  263,100                 -                   -          263,100
         Common stock to be issued
            In GTL acquisition                  4,520,000                 -                   -        4,520,000
         Additional paid-in capital                     -         1,688,467 (1)      (1,688,467)               -
         Deferred compensation                                     (166,001)                            (166,001)
         Accumulated deficit                     (484,315)       (1,380,432) (1)      1,688,605         (176,142)
                                              ___________       ___________         ___________      ___________

                                              $ 4,305,100       $   142,172         $         -      $ 4,447,272
                                              ___________       ___________         ___________      ___________
         Total liabilities and
         stockholders' equity                 $ 5,339,792       $ 1,243,629         $         -      $ 6,583,421
                                              ===========       ===========         ===========      ===========

      Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1.       Basis for Pro Forma Presentation

The unaudited pro forma combined condensed financial statements of International Card Establishment, Inc. have been prepared on the basis of assumptions relating to the letter of intent between Neos Merchant Solutions, Inc. and International Card Establishment, Inc. and managements best estimates.

The acquisition provides that 100% of the outstanding shares of Neos Merchant Solutions, Inc. will be exchanged for 5,000,000 shares of common stock of International Card Establishment, Inc. The transaction will be accounted for as a purchase of NEOS and, accordingly, the Company will record activity of NEOS from the date of acquisition forward.

International Card Establishment and NEOS are reviewing their accounting policies and financial statement classifications and, as a result of this review, it may be necessary to restate or reclassify transactions to conform to those accounting policies and classifications that are determined to be most appropriate.

2.       Pro Forma Adjustments

Certain adjustments have been made to the historical financial statements in order to prepare the pro forma financial information as if the transaction had occurred at the beginning of the fiscal period presented. The adjustments are as follows:

     (1) to eliminate equity of Neos Merchant Solutions, Inc.

     (2) UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS, JUNE 30, 2004

The accompanying unaudited pro forma condensed combined statement of financial position combines the historical consolidated statement of financial position of International Card Establishment and the historical statement of financial position of Neos Merchant Solutions, Inc., Inc, giving effect to the acquisition as if it had been consummated on January 1, 2003. The accompanying unaudited pro forma condensed combined statement of income combines the historical consolidated statement of income of International Card Establishment and the historical statement of income of Neos Merchant Solutions, Inc., giving effect to the acquisition as if it had occurred on January 1, 2003.

The pro forma condensed combined financial statements may not be indicative of the actual results of operations that would have occurred had the acquisition been consummated on the dates indicated and there can be no assurance that the foregoing results will be obtained. In particular, the pro forma condensed combined financial statements are based on management's current estimates of the exchange agreement. The actual results may differ.

The Accompanying pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of the Company and Neos Merchant Solutions, Inc.



                          International Card Establishment, Inc. and Neos Merchant Solutions, Inc.
                                  Unaudited Pro Forma Condensed Combined Income Statements
                                           For the Six Months Ended June 30, 2004

                                                        HISTORICAL
                                             ________________________________
                                              INT'L CARD       NEOS MERCHANT         PRO FORMA
                                             ESTABLISHMENT    SOLUTIONS, INC.       ADJUSTMENTS       PRO FORMA
                                             _____________    _______________       ___________      ___________

Net revenues                                  $ 6,920,915       $ 1,646,905         $         -      $ 8,567,820

Cost of revenues                              $ 5,868,901       $   973,867         $         -      $ 6,842,768
                                              ___________       ___________         ___________      ___________


Gross margin                                  $ 1,052,014       $   673,038         $         -      $ 1,725,052

Operating, general and
         administrative expenses              $ 2,645,059       $ 1,176,343         $         0      $ 3,821,402
Depreciation and amortization                       3,114            65,140                   -           68,254
                                              ___________       ___________         ___________      ___________

         Net operating loss                   $(1,596,159)      $  (568,445)        $         -      $(2,164,604)

Non-operating income (expense)
         Interest income                      $       822       $         -         $         -      $       822
         Interest expense                          (3,414)           (7,808)                  -          (11,222)
                                              ___________       ___________         ___________      ___________

Net loss before taxes                         $(1,598,751)      $  (576,253)        $         -      $(2,175,004)

Provision for income taxes                       (639,000)                -                   -         (639,000)
                                              ___________       ___________         ___________      ___________

Net loss                                      $  (959,751)      $  (576,253)        $         -      $(1,536,004)
                                              ===========       ===========         ===========      ===========


Net loss per share, basic and diluted         $    (0.02)       $     (0.07)        $         -      $     (0.01)
                                              ===========       ===========         ===========      ===========


Weighted average number of shares              20,657,605           453,745                   -       25,657,605



                          International Card Establishment, Inc. and Neos Merchant Solutions, Inc.
                                   Unaudited Pro Forma Condensed Combined Balance Sheets
                                                       June 30, 2004

                                                        HISTORICAL
                                             ________________________________
                                              INT'L CARD       NEOS MERCHANT         PRO FORMA
                                             ESTABLISHMENT    SOLUTIONS, INC.       ADJUSTMENTS       PRO FORMA
                                             _____________    _______________       ___________      ___________

ASSETS

Current Assets
         Cash                                 $ 1,367,515       $    56,023         $         -      $ 1,423,538
         Accounts receivable, net                 196,302           136,152                   -          332,454
         Inventory                                 14,648            86,475                   -          101,123
         Other receivables                        747,978                 -                   -          747,978
         Prepaid assets and deposits               24,019            80,274                   -          104,293
                                              ___________       ___________         ___________      ___________

         Total current assets                 $ 2,350,462       $   358,924         $         -      $ 2,709,386

Property and equipment, net                   $    42,371       $   162,594         $         -      $   204,965
Intangible assets, net                        $ 4,735,213       $   538,639         $         -      $ 5,273,852
Deposits                                      $         -       $    17,551         $         -      $    17,551
Deferred tax assets                           $   753,000       $         -         $         -      $   753,000
                                              ___________       ___________         ___________      ___________


         Total assets                         $ 7,881,046       $ 1,077,708         $         -      $ 8,958,754
                                              ===========       ===========         ===========      ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
         Current maturities of long
            term debt                                   -           703,953                   -          703,953
         Accounts payable and
            accrued expenses                      939,461           504,069                   -        1,443,530
         Notes payable, related parties            78,650            23,729                   -          102,379
                                              ___________       ___________         ___________      ___________
         Total current liabilities            $ 1,018,111       $ 1,231,751         $         -      $ 2,249,862
                                              ___________       ___________         ___________      ___________


Long-Term Notes Payable                       $         -       $     4,314         $         -      $     4,314
Stockholders' Equity
         Preferred stock                      $         -       $        89 (1)     $       (89)     $         -
         Common stock                              11,713                89 (1)             (89)          11,713
         Additional paid-in capital             8,295,288         1,911,723 (1)      (1,911,723)       8,295,288
         Deferred compensation                                    (113,579)                             (113,579)
         Accumulated deficit                   (1,444,066)       (1,956,679)(1)       1,911,901       (1,488,844)
                                              ___________       ___________         ___________      ___________

                                              $ 6,862,935       $ (158,357)         $         -      $ 6,704,578
                                              ___________       ___________         ___________      ___________

         Total liabilities and
         stockholders' equity                 $ 7,881,046       $ 1,077,708         $         -      $ 8,958,754
                                              ===========       ===========         ===========      ===========

Notes to Unaudited Pro Forma Combined Condensed Financial Statements

1.       Basis for Pro Forma Presentation

The unaudited pro forma combined condensed financial statements of International Card Establishment, Inc. have been prepared on the basis of assumptions relating to the letter of intent between Neos Merchant Solutions, Inc. and International Card Establishment, Inc. and managements best estimates.

The acquisition provides that 100% of the outstanding shares of Neos Merchant Solutions, Inc. will be exchanged for 5,000,000 shares of common stock of International Card Establishment, Inc. The transaction will be accounted for as a purchase of NEOS and, accordingly, the Company will record activity of NEOS from the date of acquisition forward.

International Card Establishment and NEOS are reviewing their accounting policies and financial statement classifications and, as a result of this review, it may be necessary to restate or reclassify transactions to conform to those accounting policies and classifications that are determined to be most appropriate.

2.       Pro Forma Adjustments

Certain adjustments have been made to the historical financial statements in order to prepare the pro forma financial information as if the transaction had occurred at the beginning of the fiscal period presented. The adjustments are as follows:

     (1) to eliminate equity of Neos Merchant Solutions, Inc.